EXHIBIT 32.1 – 906 Certification

CERTIFICATION PURSUANT TO 18 U.S.C., SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the annual report on Form 10-K of Life on Earth, Inc. (the "Company") for the year ended May 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.     The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company as of and for the period covered by the Report.

Life On Earth, Inc

Date: September 3, 2021	By:	/s/ Mahmood Khan
Mahmood Khan
Chief Executive Officer

Life On Earth, Inc.

Date: September 3, 2021	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Principle Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Life on Earth, Inc., and will be retained by Life on Earth, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.